EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-161023) of our report dated September 22, 2020, relating to the consolidated financial statements of Consumers Bancorp, Inc. as of and for the year ended June 30, 2020, which appears in this Form 10-K.

/s/ Crowe LLP
Crowe LLP

Cleveland, Ohio

September 16, 2021